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[LOGO]

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.,
CERTIFIED PUBLIC ACCOUNTANTS,

                                                             High Ridge Commons
                                                                 Suites 400-403
                                                    200 Haddonfield Berlin Road
                                                    Gibbsboro, New Jersey 08026

                                                P: 856-346-2828 F: 856-346-2882


                                                                   EXHIBIT 23.1


Securities and Exchange Commission
Washington, D.C. 20549

            Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:


We hereby consent to the use in this Amendment No. 3 of Registration Statement on form SB-2 of our report dated September 30, 2005, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
------------------------------------------
BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Gibbsboro, New Jersey


November 28, 2005